EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                            ENER1 TECHNOLOGIES, INC.


         The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:


                                    ARTICLE I
                                      NAME
                                      ----

         The name of the corporation is Ener1 Technologies, Inc. (hereinafter called the "Corporation").

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is:

                              1601 Clint Moore Road
                            Boca Raton, Florida 33487

                                   ARTICLE III
                                  CAPITAL STOCK
                                  -------------

         The number of shares of stock that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, $.01 par value per share, of common stock. Each issued and outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

                                   ARTICLE IV
                       INITIAL REGISTERED OFFICE AND AGENT
                       -----------------------------------

         The street address of the Corporation's initial registered office is:
One Southeast Third Avenue, 28th Floor, Miami, Florida 33131. The name of the Corporation's initial registered agent at that office is: American Information Services, Inc.

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                                    ARTICLE V
                                  INCORPORATOR
                                  ------------

         The name and street address of the incorporator of the Corporation is:
Michael Francis, Esq., One Southeast Third Avenue, 28th Floor, Miami, Florida 33131.

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

         The Corporation shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the full extent now or hereafter permitted by law.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 13th day of June, 2002.


                                                     /S/ Michael Francis, Esq.
                                                     ------------------------
                                                     Michael Francis, Esq.
                                                     Incorporator


                          CERTIFICATE OF ACCEPTANCE BY
                                REGISTERED AGENT
                                ----------------

         Pursuant to the provisions of Section 607.0501 of the Florida Business Corporation Act, the undersigned submits the following statement in accepting the designation as registered agent and registered office of ENER1 TECHNOLOGIES, INC., a Florida corporation (the "Corporation"), in the Corporation's articles of incorporation:

         Having been named as registered agent and to accept service of process for the Corporation at the registered office designated in the Corporation's articles of incorporation, the undersigned accepts the appointment as registered agent and agrees to act in this capacity. The undersigned further agrees to comply with the provisions of all statutes relating to the proper and complete performance of its duties, and the undersigned is familiar with and accepts the obligations of its position as registered agent.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 13th day of June, 2002.

                                             American Information Services, Inc.


                                             By:/S/ Angelica M. Calabrese
                                             ----------------------------
                                             Angelica M. Calabrese
                                             Assistant Secretary
                                             Registered Agent

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